EXHIBIT 10.38

MICHAEL SCHLOSS

California Bar No. 134124

Senior Trial Attorney

W. IRIS BARBER

Senior Trial Attorney

U.S. Department of Labor

Office of the Solicitor

Plan Benefits Security Division

P.O. Box 1914

Washington, DC 20013

Telephone: (202) 693-5600

Facsimile: (202) 693-5610

DANIEL CHASEK

California Bar No. 186968

Trial Attorney

U.S. Department of Labor

Office of the Solicitor

World Trade Center, Suite 370

Los Angeles, CA 90071

Telephone: (213) 894-4980

Facsimile: (213) 894-2065

COUNSEL FOR THE SECRETARY

DAVID E. GORDON (SBN 53624)

GARY S. TELL (DC SBN 438658)

O’MELVENY & MYERS LLP

400 S. Hope Street

Los Angeles, CA 90071

Telephone: (213) 430-6000

Facsimile: (213) 430-6007

ATTORNEYS FOR DEFENDANTS

IN THE UNITED STATES DISTRICT COURT

FOR THE CENTRAL DISTRICT OF CALIFORNIA

ELAINE L. CHAO, Secretary of the United States
Department of Labor

Plaintiff,

v.

EARLE M. JORGENSEN COMPANY,

EARLE M. JORGENSEN HOLDING

COMPANY INC., RANDAL J. HAAS,

LONNIE R. TERRY, CHARLES P.

GALLOPO, STEPHEN C. WILD and EARLE

M. JORGENSEN EMPLOYEE STOCK

OWNERSHIP PLAN,

Defendants.

Civil Action No. SA02-257 DOC MLGx AMENDED CONSENT ORDER

THIS AMENDED CONSENT ORDER AND RELEASE (“Amended Consent Order”) is entered into this          day of                  2004, by and between Plaintiff Elaine Chao, Secretary of the United States Department of Labor (“Secretary”) through her duly authorized representative and Defendants Earle M. Jorgensen Company (“Defendant Company”), Earle M. Jorgensen Holding Company Inc. (“Defendant Holding”), Randal J. Haas, Lonnie R. Terry, Charles P. Gallopo, Stephen C. Wild (collectively “Committee Defendants”), and Earle M. Jorgensen Stock Bonus Plan (previously named the Earle M. Jorgensen Employee Stock Ownership Plan, and referred to as “Plan”) through their duly authorized representative;

WHEREAS, the Secretary has responsibility for the administration and enforcement of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq.;

WHEREAS, the Secretary filed a Complaint in this matter on March 8, 2002; the Complaint alleges that for the years 1994 through 2000, Defendants overvalued the common stock contributed by Defendant Holding to the Plan and that this resulted in the Plan receiving less shares and less value than it was entitled and, specifically, resulted in the Plan’s participants receiving much less stock in their pension accounts than they were entitled; the Complaint further alleges that from 1994 through at least 2000, Defendants overvalued the shares contributed to the Plan by, among other things, applying earnings figures greater than those reported in Defendant Holding’s own audited financial statements and by applying a control premium of 30% to the stock contributed to the Plan even though the Plan never had such a controlling interest in Defendant Holding and even though the Plan is never expected to have such a controlling interest in Defendant Holding; the Complaint also alleges that Defendants violated their fiduciary duties under ERISA §404(a)(1)(B), 29 U.S.C. § 1104(a)(1)(B), (duty of prudence) ERISA § 406(a)(1)(A), 29 U.S.C. § 1106(a)(1)(A) (prohibited transaction);

WHEREAS, the Defendants answered the Complaint admitting or denying the allegations of the Complaint as set forth in the answer filed on May 17, 2002.

WHEREAS, the parties agree that from 1994 to date, Defendants Company and Holding have employed consistent valuation methodologies in determining the value of common stock to be contributed to the Plan and in determining the price paid to participants who have exercised their put options for shares;

WHEREAS, the parties previously negotiated an agreement to settle all claims and issues between them in this action, and each consented to the entry of a Consent Order and Release, dated January, 2003 (“Prior Order”) by the Court as the sole and complete memorialization of the terms of such agreement;

WHEREAS, the parties desire to modify the terms of the Prior Order and replace said Prior Order with this Amended Consent Order;

WHEREAS, the undersigned attorneys for the Secretary and the Defendants acknowledge and represent that they are authorized and empowered to execute this Amended Consent Order on behalf of all of the respective parties;

WHEREAS, the Secretary states that by agreeing to employ the same methodologies used in the past solely for the purpose of settling the Complaint via this Consent Order, the Secretary in no way endorses any of the methodologies agreed to in this Consent Order for any purpose other than settling this particular case and, in particular, states her belief that application of the adjustments set forth in Paragraph 5 below in valuing stock at the time of contribution to a plan would not be in compliance with ERISA’s requirements; by agreeing to use those methodologies solely for purposes of settling this matter, the Secretary seeks to ensure that no participant may be harmed in any way by the terms of this Consent Order;

WHEREAS, the parties expressly waive findings of fact and conclusions of law and consent to the entry of this Amended Consent Order as a full and complete resolution of all the claims and issues arising between them in connection with this action without trial or adjudication of any issue of fact or law raised in the Complaint;

NOW THEREFORE, in consideration of the mutual covenants recited below and other valuable and sufficient consideration, the parties agree as follows:

1. The Court has jurisdiction over the parties to this Amended Consent Order and the subject matter of this action and is empowered to provide the relief herein.

2, As of the date this Amended Consent Order is entered, the parties agree that this Amended Consent Order is a complete settlement of all claims and allegations in the Secretary’s Complaint against the Defendants, and replaces, in its entirety, the Prior Order.

3. The Defendants expressly waive any and all claims of whatsoever nature which they have or may have against the Secretary and the Department of Labor, or any of their officers, agents, attorneys, employees, or representatives, arising out of or in connection with the filing, prosecution, and maintenance of this civil action or any other proceeding or investigation incident thereto. In particular, the Defendants expressly waive any and all claims under the Equal Access to Justice Act (Pub. Law No. 96-481 [1980], reenacted at Pub. Law No. 99-80 [1985] and amended at Pub. Law No. 104-121 [1996]) which they have or may have against the Secretary and the Department of Labor, or any of their officers, agents, attorneys, employees, or representatives, arising out of or in connection with the filing, prosecution, and maintenance of the Complaint or investigation incident thereto.

4. Except for the penalty that the Secretary may assess under ERISA § 502(1), 29 U.S.C. § 1132(1) against Defendants Company and Holding as provided in Paragraph 10, the Secretary expressly waives any and all claims, liabilities, fines, penalties or demands of whatsoever nature that she has or may have against the Defendants, or any of their officers, directors, agents, attorneys, employees, both past and present, representatives, or its assigns or successors in interest, arising out of, or in connection with the filing, prosecution and maintenance of this civil action or any other proceeding or investigation in connection herewith or related thereto.

5. For the common stock contributed to the Plan between 1994 and 2000 (the “Subject Common Stock”) with respect to which terminated Participants have filed a written notice with the Defendant Company to put the Subject Common Stock to the Company in accordance with the terms of the Plan, Defendants Company and Holding will purchase the Subject Common Stock from such participants at a price based on valuations of the stock that will continue to be done in a manner consistent (defined as free from irregularity, variation or contradiction) with prior valuations, including:

(a) application of adjustments to Jorgensen’s reported earnings, provided that negative adjustments shall only be taken into account in a manner that is consistent with generally accepted appraisal principles;

(b) application of a thirty percent (30%) premium to the calculated values; and

(c) valuation of Corporate Owned Life Insurance.

6. Paragraph 5 shall not apply to any participant who has not, on or before the date this Amended Order is entered (the “Relevant Date”), both terminated employment from Defendants Company and Holding, and filed a written notice with the Defendants Company to put the Subject Common Stock to Defendant Company in accordance with the terms of the Plan. Valuations prepared after the Relevant Date will be prepared in accordance with generally accepted appraisal principles and the requirements of Section 5 will not apply. For avoidance of doubt, in the event that any such participant puts the Subject Common Stock (or any common stock into which it is converted) to Defendants Company and Holding after the Relevant Date, subject to Paragraph 7, the put will be based on valuations of the stock that are not subject to the required use of the practices specified in Paragraph 5(a), (b) or (c) or required to be based on “enterprise value.”

7. Prior to the completion of any exchange offer, merger, consolidation, reorganization, recapitalization or other similar transaction (a “Restructuring Transaction”), if the appraised value of the Subject Common Stock (or any security for which the Subject Common Stock is exchanged or converted into) is determined to be less than $2.15 per share, the defendants Holding and the Company or their successors will provide participants with put rights with respect to Subject Common Stock as provided in the Plan at a price of $2.15 per share (the “Floor Price”). After the completion of a Restructuring Transaction, the participants will not be entitled to the benefit of put rights at the Floor Price.

In the event of any Restructuring Transaction, the value of the Subject Common Stock used to determine the exchange ratio for the Subject Common Stock shall not be less than the Floor Price.

8. If Holding shall subdivide its outstanding common stock or combine its outstanding common stock into a smaller number of shares prior to a Restructuring Transaction,—the Floor Price, in effect at the time of such subdivision or combination, shall be proportionately adjusted so that the aggregate value (using the Floor Price) of the outstanding Subject Common Stock shall be the same immediately before and immediately after giving effect to such subdivision or combination.

9. Holding will not materially reduce the contributions to, or benefits under, the Plan, a supplemental stock bonus plan and a cash bonus plan, as set forth in that certain memorandum entitled “New Program for Certain Stock Bonus Plan Participants,” dated December 1, 2004.

10. Should, in any given year, the Floor Price exceed the value of the Subject Common Stock (as determined pursuant to Paragraph 6) and the Defendants Company and Holding shall repurchase Subject Common Stock from participants at the Floor Price, the Secretary expressly reserves the right to assess a penalty against Defendants Company and Holding pursuant to ERISA §502(1), 29 U.S.C. §1132(1) with respect to the net benefit to participants derived from applying the Floor Price to such repurchases. In the event of such a repurchase, the “applicable recovery amount” shall be determined by multiplying the difference between the Floor Price and the most recent appraisal pursuant to paragraph 6 and the number of shares of Subject Common Stock then repurchased.

11. After the date the common stock becomes readily traded on a nationally recognized market in the United States, participants will cease to have the right to put the common stock, including the Subject Common Stock, to Defendant Company under the Plan, and Paragraphs 7 and 10 will no longer apply.

12. The parties agree that modifications of the Prior Order set out in this Amended Consent Order are not the result of any alleged or potential breach of fiduciary responsibility described in Title I of ERISA or any knowing participation in such a breach, and accordingly the civil penalties of ERISA §502(1) are not applicable to such modifications.

13. The Defendants will not engage in any violations of Title I of ERISA in the future with respect to the Plan, its Participants and Beneficiaries.

14. Defendants Company, Holding and the Plan will provide copies of each valuation performed pursuant to this Consent Order within thirty (30) days of its receipt to:

United States Department of Labor

Office of the Solicitor

Plan Benefits Security Division

P.O. Box 1914

Washington, D.C. 20013

Attn: W. Iris Barber

and

United States Department of Labor

Pension and Welfare Benefits Administration

Los Angeles Regional Office

790 E. Colorado Blvd.

Suite 514

Pasadena, California

91101

Attn: Charles Hay

15. This Agreement is binding only on the United States Department of Labor and not on any other agency of the United States.

16. Each party shall pay their own costs and expenses, including attorneys and other professional fees, incurred in the investigation and resolution of the allegations in the Complaint.

17. This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements or understandings of the parties in connection therewith.

18. This Court shall retain jurisdiction over the parties and subject matter of this action for the purpose of enforcing the terms of this Order.

19. The Court finds that there is no just reason to delay the entry of this Order and, pursuant to Rule 54(b), Fed. R. Civ. P., expressly directs the entry thereof as a final Order.

ENTERED:

UNITED STATES DISTRICT JUDGE

The parties, by their undersigned Counsel, hereby consent to the entry of this Order:

FOR ELAINE L. CHAO

Secretary of Labor

HOWARD M. RADZELY

Solicitor of Labor

TIMOTHY D. HAUSER

Associate Solicitor of Labor

Plan Benefits Security Division

/s/ Michael Schloss	DATE 12/9/04

MICHAEL SCHLOSS

Senior Trial Attorney

W. IRIS BARBER

Senior Trial Attorney

U.S. Department of Labor

P.O. Box 1914

Washington, D.C. 20013

(202) 693-5600

DAVID E. GORDON (SBN 53624)

GARY S. TELL (DC SBN 438658)

O’Melveny & Myers LLP

400 South Hope Street

Los Angeles, CA 90071

Telephone: (213) 430-6000

Facsimile: (213) 430-6407

ATTORNEYS FOR DEFENDANTS

/s/ Gary S. Tell	DATE 12/12/04

PROOF OF SERVICE BY MAIL

I am a citizen of the United States and employed in Orange County, California, at the office of a member of the bar of this Court at whose direction this service was made. I am over the age of eighteen years and not a party to the within action. I am employed in the county where the service described below occurred. My business address is 610 Newport Center Drive, 17th Floor, Newport Beach, California 92660-6429. I am readily familiar with this firm’s practice for collection and processing of correspondence for mailing with the United States Postal Service. In the ordinary course of business, correspondence collected from me would be processed on the same day, with postage thereon fully prepaid and placed for deposit that day with the United States Postal Service. On December 17, 2004 I served the following:

AMENDED CONSENT ORDER

by putting a true and correct copy thereof in a sealed envelope, with postage fully prepaid, and placing the envelope for collection and mailing today with the United States Postal Service in accordance with the firm’s ordinary business practices, addressed as follows:

Michael Schloss, Esq.

W. Irish Barber, Esq.

U.S. Department of Labor

Office of the Solicitor

Plan Benefits Security Division

P.O. Box 1914

Washington, DC 20013

Phone: (202) 693-5600

Fax: (202) 693-5610

Daniel Chasek, Esq. U.S. Department of Labor Office of the Solicitor World Trade Center, Suite 370 Los Angeles, CA 90071 Phone: (213) 894-4980 Fax: (213) 894-2065

I declare under penalty of perjury under the laws of the United States that the above is true and correct. Executed on December 17, 2004, at Newport Beach, California.

/s/ DEBORAH S. MCELWAIN
Deborah S. McElwain

PROOF OF SERVICE